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                                                                     EXHIBIT 5.1

                               RIORDAN & McKINZIE
                         A PROFESSIONAL LAW CORPORATION

                         300 S. GRAND AVENUE, 29TH FLOOR
                       LOS ANGELES, CALIFORNIA 90071-3155


                                December 29, 2000

                                                                      21-088-001

Tetra Tech, Inc.
670 N. Rosemead Boulevard
Pasadena, California  91107-2190

Ladies and Gentlemen:

      We have acted as counsel to Tetra Tech, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of up to 3,377,533 authorized shares of the Common Stock (the "Shares"), $.01 par value per share, of the Company issuable under the Company's 1992 Incentive Stock Plan and 1992 Stock Option Plan for Nonemployee Directors (the "Plans"). This opinion is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act in connection with the Registration Statement on Form S-8, including all pre-effective and post-effective amendments thereto (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

      In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

      Based upon the foregoing and such other examination of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that, the Shares, when offered, sold and paid for in accordance with the Plans, will be duly authorized, validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                                  Very truly yours,

                                                  /s/ Riordan & McKinzie